Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Services Partners Acquisition Corp. (the “Company”) on Form 10-Q for the period ending January 31, 2007 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, I Avinash Vashistha, Chief Financial Officer and Executive Vice President of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 19, 2007

By:      /s/ Avinash Vashistha
Avinash Vashistha
Chief Financial Officer and Executive Vice President
(Principal Accounting and Financial Officer)